ARTICLES OF MERGER
                         BY WHICH

                  Boraxx Technologies, Inc.
                   (A COLORADO CORPORATION)

                SHALL MERGE INTO AND BECOME

                  Quad X Sports.com, Inc.
                   (a Nevada corporation)



First, the Plan of Reorganization and Acquisition:

(1) That certain PLAN OF REORGANIATION AND ACQUISITION, dated March 3, 1999, is attached hereto and incorporated herein by this reference as though fully set forth herein.

Second, information re Shareholder Action:

(2) The Plan was adopted by thc Board of Directors of the Colorado Company on February 15, 1999, following Shareholder approval, by unanimous consent of the 2,700,000 shareholders of record. Further, the former shareholders, management, control and business are unchanged by the merger, and the merger effects a of situs of the predecessor. The Nevada corporation had no shares issued or outstanding before the exchange pursuant to the merger. (Nevada: NRS 78.454)

Third, Corporate Authority:

(3) The PLAN OF REORGANIZATION AND ACQUISITION and the performance of the terms of the PLAN OF REORGANIZATION AND ACQUISITION. by the each and all of the parties and entities mentioned in the PLAN OF REORGANIZATION AND ACQUISITION were duly authorized by all action required by the laws under which each was incorporated or organized and by its constituent documents, to which representation each of the undersigned duly certifies and attests.

Fourth, Effective Date:

(4) The exchange shall become effective at the earliest date provided or allowed by law, and not later than certification by each applicable State Official of that this document has been accepted for filing and filed.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK
SIGNATURES APPEAR ON THE FOLLOWING PAGE OR PAGES


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ARTICLES OF EXCHANGE    Page 2
Boraxx Technologies, Inc. and
Quad X Sports.com, Inc.

Fifth Signing:

(5) These Article of Exchange are signed by the duly authorized Officers of the each applicable entity as follows:



Boraxx Technologies, Inc.		Quad X Sports.com, Inc.
(A COLORADA CORPORATION)		(A NEVADA CORPORATION)

by /s/ Kevin Grace			by /s/ Kevin Grace
   -----------------			   ------------------
   PRESIDENT, DIRECTOR                 PRESIDENT, DIRECTOR

by /s/ J. R. Nelson			by /s/ Kevin Grace
   ------------------			   -------------------
    SECRETARY, DIRECTOR			   SECRETARY, DIRECTOR


ACKNOWLEDGMENT

STATE OF COLORADA )
                  )  SS
COUNTY OF DENVER  )

	I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared J. R. Nelson, the Secretary, Director of Boraxx Technologies, Inc., who after being duly sworn declared that he executed the foregoing Article of Exchange as his free act and deed.

	IN WITNESS WHEREOF, I have hereunto set my hand and seal on March 9, 1999.

/s/ Elizabeth Grosse
--------------------

--------------------
Official Seal